Exhibit A

Joint Filing Agreement

The undersigned hereby agree that this Statement on Schedule 13G with respect to the beneficial ornership of shares of Common Stock of OPTINOSE, INC. is filed jointly, on behalf of each of them.

Rosalind Advisors, Inc.

By: _____________________________

Name: Steven Salamon

Title: President

Rosalind Malter Fund L.P.

By: _____________________________

Name: Mike McDonald

Title: Director, Rosalind (Cayman) Ltd. (as General Partner to Rosalind Master Fund)

By: _____________________________

Name: Steven Salamon

NYC#: 139632.2